EXHIBIT 10.5C

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement is entered into as of October 29, 2009 (the “Amendment”) by and between SQUARE 1 BANK (“Bank”) and THE ACTIVE NETWORK, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 30, 2008, as may be amended from time to time, including without limitation by that certain Waiver to Loan and Security Agreement dated as of June 22, 2009, by that certain Consent dated August 31, 2009, and by that certain Consent and First Amendment to Loan and Security Agreement dated September 29, 2009 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The following defined term in Exhibit A of the Agreement is amended to read as follows:

“Revolving Maturity Date” means November 30, 2009.

2. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement, in each case, as amended hereby.

3. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, other than (i) to the extent such representations and warranties expressly relate to an earlier date, which representations and warranties are true and correct as of such date; and (ii) for those changes to the representations and warranties resulting from events, occurrences or circumstances pertaining to the Borrower’s business and permitted under the Agreement and other Loan Documents.

4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) an amount equal to all reasonable Bank Expenses incurred through the date of this Amendment; and

(c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

THE ACTIVE NETWORK, INC.

By:	/s/ Mike Skelly
Title:	VP Finance

SQUARE 1 BANK

By:	/s/ illegible
Title:	AVP

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